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                                                                   EXHIBIT 99.11
                        INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Post-Effective Amendment No. 62 to the Registration Statement of Eaton Vance Growth Trust (1933 Act File No. 2-22019) on behalf of EV Marathon Asian Small Companies Fund and EV Traditional Asian Small Companies Fund of our report dated February 1, 1996, relating to Asian Small Companies Portfolio appearing in the Statement of Additional Information which is part of such Registration Statement.

                                                         DELOITTE & TOUCHE LLP

February 1, 1996
Boston, Massachusetts